EXHIBIT 10.10

{LOGO Aviation Risk Management Associates, Inc.]

CERTIFICATE OF INSURANCE

This is to certify that the following policy/policies, subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance companies listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that persons' o~ entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER: The Port Authority of New York and New Jersey 2 Montgomery Street, 3rd Floor Jersey City, NJ 07302	NAMED INSURED: Baltia Air Lines, Inc. Building 151, Room 361 JFK international Airport Jamaica, NY 11430

This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured.

COVERAGE:	Airport Premises Liability
POLICY PERIOD:	12:01 A.M. April 1, 2014 to 12:01 A.M. April 1, 2015
INSURER & POLICY	State National Insurance Company - NDD0763844-02
LIMITS OF LIABILITY:	$10,000,000 Combined Single Limit each Occurrence>
DESCRIPTION OF INSURANCE:
  The Certificate holder including its officers, employees and representatives are included as Additional Insureds as their respective rights and interest may appear.
  30 days notice of cancellation, l0 days in the event of non-payment.

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of (i) Policy expiration: (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein: (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.
Certificate Number: 04 Date of Issue: March 31, 2014	--/signed/___ (SEAL: ARM, Aviation Risk Management Assoc)
Authorized Representative Marie Fini
Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
P.815-356-8811 F.815-356-8822